First Amendment to the September 7, 2004 Joint Development and License Agreement Between Palomar MedicalTechnologies, Inc. and Johnson & Johnson Consumer Companies, Inc. (the “Agreement”)

Whereas, pursuant to the Agreement, the parties are engaged in a collaboration to develop, clinically test and potentially commercialize home-use, light-based devices for (i) reducing or reshaping body fat including cellulite; (ii) reducing appearance of skin aging; and (iii) reducing or preventing acne; and

Whereas, the parties desire to modify certain provisions of the Agreement in order to **.

Now, Therefore, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows effective this 1st day of May 2006:

1.     Appendix E to the Agreement is hereby amended to include new Exhibit C attached hereto.

2.     Article III E.1 is hereby amended to replace subsection e) in its entirety with the following:

The Final POP Completion shall be within ** from the beginning of the R&D Period. If Palomar is unable to complete the POP Completion Deliverables for any Initial Product by such deadline, then although Palomar shall not be in breach of this Agreement, Palomar shall be obligated to continue to work on such POP Completion Deliverables, but in any case no more than an additional ** and JJC shall have no further obligation to make any additional POP Payments for such additional **. If Palomar is unable to complete the POP Completion Deliverables for any Initial Product within such additional **, then the POP Period will be deemed completed and the end of such additional ** period shall be the Final POP Completion. JJC may, by written notice to Palomar at least ** before the Final POP Completion, extend the POP Period for up to **, PROVIDED (i) JJC shall pay Palomar additional POP Payments for any such extension (which payments shall be paid to Palomar pro rata if the extension is not exactly equal to **), and (ii) the R&D Committee shall agree on an extension to the R&D Plan.

3.     Article III E.2.a is hereby amended to replace the first sentence with the following:

Within ** of the Final POP Completion (the "**”), the Parties shall negotiate and agree upon an R&D Plan for the Optimization Period (the “Optimization Document”) for all ** Initial Products, which Optimization Period ends on a date designated the “Optimization Completion Date” in such Optimization Document, unless JJC notifies Palomar in writing before the end of the ** that JJC declines to go forward with such Initial Product.

4.     Article III E.2.b is hereby amended to replace the first sentence with the following:

In the event that any ** or JJC Consideration Period for an Initial Product extends beyond the date ** after the start of the R&D Program (**.

**Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.

5.     Article VI.A is hereby amended to replace subsection 1 in its entirety with the following:

        During the POP Period, JJC shall pay to Palomar **, payable as follows:

a)     On or before the ** of the POP Period, a “POP Payment” of **;

b)     On or before the first day of the ** of the POP Period **;

c)     On or before the first day of ** of the POP Period a “Final POP Payment” of **; and

which first POP Payment and Final POP Payment shall be adjusted, as appropriate, in equal amounts to reflect the beginning and end of the POP Period in relation to Calendar Quarters, and which first POP Payment shall be paid by JJC on or before the POP Period begins.

** In the event that this Agreement is terminated by Palomar pursuant to ARTICLE X, JJC shall be obligated to pay Palomar all remaining POP Payments on the schedule set forth herein. In the event that this Agreement is terminated by JJC pursuant to ARTICLE X.B.2 or ARTICLE X.C.1 before the Final POP Payment becomes due, JJC shall have no further obligation from and after the date on which JJC provides to Palomar written notice of such termination to pay Palomar any additional POP Payments.

PALOMAR MEDICAL TECHNOLOGIES, INC.

______________________________
Name: Joseph P. Caruso
Title: CEO

JOHNSON & JOHNSON CONSUMER COMPANIES, INC., acting through its division JOHNSON & JOHNSON CONSUMER & PERSONAL PRODUCTS WORLDWIDE

______________________________
Name:
Title:

**Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
Appendix E, Exhibit C

**Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.